L. B. FOSTER COMPANY



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                      EXECUTIVE MEDICAL REIMBURSEMENT PLAN

   The Medical Reimbursement plan (MRP) is a special benefit for key employees designed to supplement the comprehensive Medical Plan and the Dental Plan (also referred to in this document as the "Basic Plans"). This Plan is subject to the same exclusions, limitations, and conditions outlined in your Comprehensive Medical Plan and Dental Plan booklets with the exception of vision care, chiropractic and mental/nervous, drug/alcohol treatment. The Plan is designed to provide reimbursement for deductibles, co-insurance, and usual, customary and reasonable charges which exceed the maximums allowed under the Basic Plans subject to an overall annual maximum reimbursement as set forth on Page 5. In addition, the Plan also provides reimbursement for certain vision care expenses. The Plan is administered by Acordia National, hereinafter referred to as Acordia.

Who is eligible for the MRP?

Employees holding positions with a job level exempt 12 and above. In order to receive a benefit under the MRP, you must be enrolled in the Basic Plan and pay the required contribution.

Certain members of your family are also eligible for coverage. They include (provided you have enrolled them under the Basic Plan):

                  o        Your spouse.

                  o Single dependent children under age 19 (unmarried children age 19 up to the child's 25th birthday if the child is a full-time student who depends solely on the employee for support and maintenance).

                  o Single dependent children, regardless of age, if they are physically or mentally disabled before age 19. Children include your natural born children, legally adopted children, stepchildren, and foster children who live with you and depend on you for support and maintenance. Proof of dependency for other than natural children will be required.

When do you become eligible?

Your coverage under the MRP will begin the day your Basic plan coverage starts or the day you are promoted to an exempt level 12, provided you are already enrolled in the Basic Plan and you pay the required contribution. Coverage for your eligible dependents will automatically begin on the date your coverage begins.

Do you need to complete an enrollment form?

No. You will automatically be enrolled in the MRP when you submit the Benefit Enrollment form to enroll in the Basic plan or when you become eligible for the MRP. If you do not want to participate in the MRP when first eligible to do so, you must send written notice to the Benefits Department in Pittsburgh.


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                       MRP- 1/1/98                                           2


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What is your cost to participate In the MRP?

Employees at job level exempt 15 and above must pay $65 per month and employees in positions which are exempt level 12 through 14 must pay $45 per month for MRP coverage.

What benefits are covered by the MRP?

Medical expenses shall be limited to the following:

                            Services, supplies and treatments including well-baby care, which are authorized by a licensed physician, and which in the geographical area where incurred, are the usual, customary and reasonable services, supplies or treatments provided for the condition being treated

                  o Charges which are usual, customary, and reasonable for the services, supplies and treatments received in the geographical area.

                  o Chiropractic treatment is limited to a maximum benefit of $500 per person per calendar year under the MRP.

                  o The combined lifetime maximum benefit for treatment of alcoholism and drug addictions is $25,000 per person per lifetime under the MRP.

                  o Exceptions which are further defined under "Exclusions."

Dental expenses shall be limited to the following:

                  o Services, supplies and treatments, including sealants and bonding, which are authorized by a licensed dentist and which in the geographical area where incurred, are the usual customary and reasonable services, supplies or treatments provided for the condition being treated.

                  o Charges which are usual, customary and reasonable for the services, supplies and treatments received in the geographical area.

                  o Charges limited to two teeth cleanings per person per calendar year unless additional cleanings are necessitated to prevent gum or bone disease damage.

                  o Exclusions which are further defined under "Exclusions."

Orthodontic expenses shall be limited to the following:

                  o Services, supplies and treatments which are authorized by a licensed orthodontist and which in the geographical area where incurred, are the usual, customary and reasonable service, supplies or treatments provided for the condition being treated.


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                                              MRP- 1/1/98


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                    o        Charges which are usual, customary and reasonable
                             for the services, supplies and treatments received in the geographical area.

                    o Charges which shall be based on quarterly installments only.

                    o Exceptions which are further defined under "Exclusions."

Vision care expenses shall be limited to the following:

                    o Services, supplies and treatments which are authorized by a licensed opthamologist or optometrist and which in the geographical area where incurred are the usual, customary and reasonable services, supplies or treatments provided for the condition being treated.

                  o Charges which are usual, customary and reasonable for the services, supplies and treatments received.

                  o Charges limited to one eye examination per person per calendar year unless more frequent examinations are medically necessary.

                  o Charges limited to any combination of prescription eyeglasses and/or contact leases, but no more than two pairs per participant and eligible dependent(s) every two years unless a prescription change warrants new eye wear in less time.

                  o Charges limited to a maximum of $75.00 for each set of frames.

                  o Exceptions which are further defined under "Exclusions.

What is excluded under the MRP?

                  o Premiums for the L.B. Foster Company Basic Plans are not reimbursable under the MRP.

                  o        Expenses which are paid by the Basic Plans.

                  o The portion of an actual charge which is in excess of the reasonable and customary charge.

                  o Medicines obtained without prescriptions of a physician, including nonprescription drugs and vitamins.

                  o Ace bandages, braces, and other support items available as over-the-counter products.

                  o Dehumidifiers, air conditioners, vaporizers and/or any other systems which are used to change the home environment.

                  o        Nonprescription eyeglasses.




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                                                          MR.P. 1/1/98

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   o Oversized lenses special tinting, special polishing and special lens coatings.

   o        Cosmetic surgery.

   o        Food supplements and all nutritional products.

   o Physical examinations that are otherwise covered under the Executive Physical Program.

   o Weight reduction clinic expenses unless medically necessary.

o Charges for health tripe not related to emergency ambulance transportation, even if medically prescribed.
o Charges for health facilities, such as whirlpool or health clubs, swimming clubs, or tennis clubs, even if medically prescribed.

o Charges made by or incurred in an institution owned or operated by a national government or any agency thereof.

o Charges made by or incurred in an institution owned or operated by a state government unless the insured individual would be required to pay such charges in the absence of insurance.

o Charges incurred in connection with sickness, disease, or bodily injury resulting from war or any act incident to war, whether the war be declared or undeclared.

o Charges incurred in a hospital for television, telephone, newspapers and other nonmedical expenses.

o        Charges for custodial care, including babysitting.

o Charges for housekeeper or domestic labor not directly related to medical care and treatment.

o Charges incurred in connection with accidental bodily injury which arises out of or in the course of an employee's or dependent's employment with any employer or self-employment.

o Charges incurred for failure to satisfy the provisions set forth in the Second Surgical Opinion Program and/or Pre-Admission
         Certification (CAPP Care) of the LB. Foster Comprehensive
          Medical Plan.

o Charges incurred for medical treatment which is outside of and not directed by an employee's selected Health Maintenance Organization
          (HMO).


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                                             MRP- 1/1/98


                              Mileage to and from medical care facilities.

                     o Charges which are paid by any other employer-sponsored plan.

                    o        Parking fees.

                     o Other than charges specifically included above, eligible expenses are limited to those identified in the LB Foster Comprehensive Medical Plan and the
                             Dental Plan.

  How do you submit a claim?

You submit your claim form according to the guidelines outlined in the Basic Medical and Dental Plans. Once Acordia has processed your claim under the Basic Plan, any remaining eligible charges will automatically be considered under the MRP. Therefore two checks will be issued - one representing the Basic Plan benefit and one representing the MRP benefit.

Since eye wear is not covered under the Basic Plan, be sure your bills include the patients full name, date of treatment or purchase, type of supply provided and itemized charges of each expense comprising the total bill.

Claims n~i5t be submitted no later than 15 months following the date the service is provided.

Is there a limit on the amount of MRP benefits?

Yes. Employees at or above job level 15, including all dependents, are limited to a maximum benefit of $6,000 per calendar year. Level 12 through 14, including dependents, are limited to $3,000 per calendar year.

When does your coverage end?

Coverage under the Plan for you and your dependents will end when:

                  o Your employment ends or the Plan ends.

                  o You do not make the required contribution to the Plan.

                  o You have exhausted any salary continuance benefits.

                  o        You are on a personal leave of absence.

                  o Your dependent reaches the age limit or is otherwise ineligible.

                  o        Your Basic coverage terminates.


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                                              MRP- 1/1/98

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    Can coverage for you and your dependent be continued beyond the termination date of your employment?

    If the coverage under this Plan ceases because of any of the following qualifying events:

      o       Your emp1oyrnent ends (except in the case of gross misconduct) or

      o       Your work hours are reduced;

      o        Your death;

      o        Your marriage is dissolved;

      o        You become legally separated from your spouse (where applicable);

      o        Your dependent child stops being an eligible dependent or

      o Your leave of absence (in compliance with USERRA) by reason of active service in the uniformed services;

     you, your spouse, your former spouse (or legally separated spouse) or your ineligible dependent child, as qualified beneficiaries, may elect to continue coverage subject to the provisions below. The continuation coverage will be identical to the coverage provided to persons similarly situated to whom a qualifying event has not occurred.

It will continue for at least the period starting on the date of the qualifying event and ending not earlier than the earliest of:

                  o The date which is at least 36 months (18 months in the case of your employment stopping or your work hours being reduced; or your Leave of absence for active service in the uniformed services under the USERRA) after the qualifying event.

                  o The date this policy stops being in force.

                  o The date a qualified beneficiary fails to make the required monthly payments to the Employer for the coverage.

                  o The date a qualified beneficiary becomes either:

                           (a) covered as an employee under any other group health plan, or (b) entitled to benefits under Medicare.

                  o The date your former spouse remarries and becomes covered under another group.

                  o The day after the date on which you fail to apply for or return to a position of employment following a leave of absence in accordance with the USERRA for active service in the uniformed services.


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Election Period


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                                               MRP- 1/1/98


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A qualified beneficiary must elect continuation coverage within the 60-day notice period. The 60 day period begins on the later of:

            *       The date coverage stops due to the qualifying event or

            * The date the person receives notice of the right to continue coverage.

Your election to continue coverage will be considered an election on behalf of your spouse and dependent children who would also lose coverage because of the same qualifying event. Also, a former spouse's election to continue coverage will be considered an election for dependent children who would also lose coverage because of the same qualifying event.

NOTE 1: If a child is born to, or placed for adoption with, a covered beneficiary while the covered beneficiary is on COBRA, then the covered beneficiary is permitted to add such child as a dependent under the Plan's generally applicable rules for adding newborn or adopted children and the added child will be treated as a qualified beneficiary.

NOTE 2: If the Social Security Administration determines a qualified beneficiary is disabled at any time during the first 60 days of COBRA coverage (beginning on the day after termination of employment or reduction in hours) an 11-month extension, after the initial 18 months, is available to the qualified beneficiary.


Notification Requirements

The employee or a qualified beneficiary must notify the Human Resource Department within 60 days when any of the following qualifying events happen:
2Your marriage is dissolved;
                  You become legally separated from your spouse;
          2       A child stops being an eligible dependent; or

         2 The Social Security Administration determines you to be disabled within the first 60 days of a COBRA coverage period.

The Human Resource Department will send the appropriate election form to the qualified beneficiary within 14 days after receiving this notice.


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Can the Plan be amended or terminated?


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                                             MRP- 1/1/98


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                                             MRP- 1/1/98


Although the Company intends to continue the MRP, the Plan is entirely voluntary on the part of the Company and may be amended or terminated at any time.

Amendments made by the Company shall be made by resolution of the Company's board of directors adopted in accordance with the Company's by-laws and applicable corporation law. Alternatively amendments may be adopted by any one or more officers of the Company if authority to amend the plan has been delegated to them by the board of directors in accordance with the Company's by-laws and applicable corporation law. A delegation may be general (by way of describing the general duties and responsibilities of the officers) or specific with regard to employee benefit plans such as this and is not invalid merely because it was made before this plan was established. An officer exercising delegated authority to amend the plan shall memorialize that exercise in writing signed by the officer.


What if you have additional questions?

For more information about the Plan and its benefits, contact the Human Resource Department. For other details about the Plan and your rights as a Plan member, see the GENERAL section of this manual.